UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a‑12

INTERACTIVE STRENGTH INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Interactive Strength Inc.

1005 Congress Avenue, Suite 925

Austin, Texas 78701

(512) 885-0035

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on August 28, 2026

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of Interactive Strength Inc., a Delaware corporation (the “Company”), will be held on August 28, 2026 at 10:00 a.m. Central Time at 1005 Congress Ave, Suite 925, Austin, Texas 78701. The meeting will be held for the following purposes:

The principal business of the meeting will be:

1. To approve, for purposes of Rules 5635(a), 5635(b), 5635(c), and 5635(d) of The Nasdaq Stock Market LLC (“Nasdaq”), the potential issuance of 20% or more of the outstanding shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), upon the conversion or exchange of the Company’s Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock (Series D1, D2, and D3), and Series E Preferred Stock (the “Existing Preferred Stock Issuance Proposal”);

2. To approve, for purposes of Rules 5635(a), 5635(b), 5635(c), and 5635(d) of Nasdaq, the potential issuance of 20% or more of the outstanding shares of Common Stock upon the conversion or exchange of the Company’s Series F Preferred Stock (consisting of Series F-1, Series F-2, and Series F-3 Non-Voting Convertible Preferred Stock) to be issued to the shareholders of STEPR, Inc. pursuant to the Stock Purchase Agreement, dated July 7, 2026 (the “STEPR Series F Issuance Proposal”);

3. To approve, for purposes of Rules 5635(a), 5635(b) and 5635(d) of Nasdaq, the potential issuance of 20% or more of the outstanding shares of Common Stock upon the conversion or exchange of outstanding promissory notes (the “Convertible Note Issuance Proposal”);

4. To approve, for purposes of Rules 5635(b) and 5635(d) of Nasdaq, the potential issuance of 20% or more of the outstanding shares of Common Stock upon the conversion or exchange of outstanding warrants (the “Warrants Issuance Proposal”);

5. To approve an amendment to the Company’s 2023 Stock Incentive Plan to (i) add 5,000,000 shares to the plan and (ii) add an automatic share increase provision equal to 10% of the shares of Common Stock issued pursuant to conversions of the Series F Preferred Stock (the “2023 Plan Amendment Proposal”);

6. To grant discretionary authority to the Company’s Board of Directors (the “Board”) to amend the Certificate of Incorporation to effect one or more consolidations of the issued and outstanding shares of Common Stock, pursuant to which the shares of Common Stock would be combined and reclassified into one share of Common Stock at a ratio within the range from 1-for-4 up to 1-for-100 (each, a “Reverse Stock Split”), provided that, (X) the Company shall not effect Reverse Stock Splits that, in the aggregate, exceed 1-for-100, and (Y) any Reverse Stock Split is completed no later than the first anniversary of the Record Date (as defined herein) (the “Reverse Stock Split Proposal”); and

7. To transact such other business as may be properly brought before the Special Meeting and any adjournments thereof.

You may vote if you were the record owner of shares of the Company’s Common Stock at the close of business on August 13, 2026. The Board of Directors of the Company has fixed the close of business on August 13, 2026 as the record date (the “Record Date”) for the determination of Stockholders entitled to notice of and to vote at the Special Meeting and at any adjournments thereof.

As of the Record Date, there were 1,619,702 shares of Common Stock outstanding and entitled to vote at the Special Meeting. The holders of our Common Stock are entitled to one vote for each share of Common Stock held. The foregoing shares are referred to herein as the “Shares.” Holders of our Common Stock will vote together as a single class on all matters described in this proxy statement (the “Proxy Statement”).

All Stockholders are cordially invited to attend the Special Meeting. Stockholders who plan to attend the Special Meeting in person must notify the Company at least 24 hours prior to the Special Meeting by contacting the Company’s Investor Relations department at (512) 885-0035, or ir@interactivestrength.com. Whether you plan to attend the Special Meeting or not, you are requested to vote over the Internet, by telephone, or to complete, sign, date and return the enclosed proxy card promptly in accordance with the instructions set forth on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience. Voting by using the aforementioned methods will not prevent you from voting at the Special Meeting.

YOUR VOTE AT THE SPECIAL MEETING IS IMPORTANT

Your vote is important. Please vote as promptly as possible even if you plan to attend the Special Meeting.

For information on how to vote your Shares, please see the instruction from your broker or other fiduciary, as applicable, as well as “How Do I Vote?” in the Proxy Statement accompanying this notice.

We encourage you to vote over the Internet, by telephone, or by completing, signing, and dating the proxy card, and returning it in the enclosed envelope.

If you have questions about voting your Shares, please contact the Investor Relations department at Interactive Strength Inc., at 1005 Congress Avenue, Suite 925, Austin, TX 78701, telephone number (512) 885-0035, email: ir@interactivestrength.com.

If you decide to change your vote, you may revoke your proxy in the manner described in the attached Proxy Statement at any time before it is voted.

We urge you to review the accompanying materials carefully and to vote as promptly as possible. Note that we have enclosed with this notice a proxy statement.

THE PROXY STATEMENT IS AVAILABLE AT:

www.interactivestrength.com

By Order of the Board of Directors of Interactive Strength Inc.

Sincerely,

/s/ Trent A. Ward
Trent A. Ward, Chief Executive Officer

Date: August 17, 2026

REFERENCES TO ADDITIONAL INFORMATION

This Proxy Statement incorporates important business and financial information about Interactive Strength Inc. that is not included in or delivered with this document. You may obtain this information without charge through the Securities and Exchange Commission (“SEC”) website (www.sec.gov) or upon your written or oral request by contacting the Investor Relations department of Interactive Strength Inc., at 1005 Congress Avenue, Suite 925, Austin, TX 78701, telephone number (512) 885-0035, email: ir@interactivestrength.com.

To ensure timely delivery of these documents, any request should be made no later than August 14, 2026 to receive them before the Special Meeting.

For additional details about where you can find information about Interactive Strength Inc., please see the section entitled “Where You Can Find More Information about the Company” in this Proxy Statement.

Interactive Strength Inc.

1005 Congress Avenue, Suite 925

Austin, TX 78701

(512) 885-0035

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 28, 2026

GENERAL INFORMATION ABOUT THE SPECIAL MEETING

This Proxy Statement, along with the accompanying notice of the Special Meeting of Stockholders, contains information about the Special Meeting of Stockholders of Interactive Strength Inc., including any adjournments or postponements thereof (referred to herein as the “Special Meeting”). We are holding the Special Meeting at 10:00 a.m. Central Time on August 28, 2026 or such later date or dates as such Special Meeting date may be adjourned or postponed at 1005 Congress Ave, Suite 925, Austin, Texas 78701.

In this Proxy Statement, we refer to Interactive Strength Inc. as the “Company,” “we,” “us,” or “our.”

Why Did You Send Me This Proxy Statement?

We sent you this Proxy Statement in connection with the solicitation by the board of directors of the Company (referred to herein as the “Board of Directors” or the “Board”) of proxies, in the accompanying form, to be used at the Special Meeting to be held at 10:00 a.m. Central Time on August 28, 2026 and any adjournments thereof. This Proxy Statement along with the accompanying Notice of Special Meeting of Stockholders summarizes the purposes of the Special Meeting and the information you need to know to vote at the Special Meeting.

This Proxy Statement is being mailed on or about August 12, 2026 to all Stockholders entitled to notice of and to vote at the meeting. You can also find a copy of this Proxy Statement on the Internet through the Securities and Exchange Commission’s website at www.sec.gov or at our website at www.interactivestrength.com. Information on our website is not, and will not be deemed, a part of this Proxy Statement or incorporated into any other filings the Company makes with the SEC.

Who May Attend and How to Attend

Our Board has fixed the close of business on August 13, 2026 as the record date for a determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof (the “Record Date”). Each share of Common Stock represents one vote to be voted on each matter presented at the Special Meeting. Record holders and beneficial owners may attend the Special Meeting.

Beneficial Owners

• If you were a beneficial owner of record as of the Record Date (i.e., you held your Shares in an account at a brokerage firm, bank or other similar agent), you will need to obtain a legal proxy from your broker, bank or other agent. Once you have received a legal proxy from your broker, bank or other agent, it should be emailed to our transfer agent, Equiniti Trust Company, LLC, at PO Box 500, Newark, New Jersey 07101 and should be labeled “Legal Proxy” in the subject line. Please include proof from your broker, bank or other agent of your legal proxy (e.g., a forwarded email from your broker, bank or other agent with your legal proxy attached, or an image of your valid proxy attached to your email). Requests for registration must be received by Equiniti Trust Company, LLC no later than 5:00 p.m. Eastern Time on August 18, 2026. You will then receive a confirmation of your registration, with a control number, by email from Equiniti Trust Company, LLC. When you arrive at the meeting, present your unique 12-digit control number.

Who Can Vote?

Stockholders who owned Common Stock at the close of business on the Record Date, are entitled to vote at the Special Meeting. As of the Record Date, there were 1,619,702 shares of Common Stock outstanding and entitled to vote at the Special Meeting.

You do not need to attend the Special Meeting to vote your Shares. Shares represented by valid proxies, received in time for the Special Meeting and not revoked prior to the Special Meeting, will be voted at the Special Meeting. A Stockholder may revoke a proxy before the proxy is voted by delivering to our Secretary a signed statement of revocation or a duly executed proxy card bearing a later date. Any Stockholder who has executed a proxy card but attends the Special Meeting may revoke the proxy and vote at the Special Meeting.

How Many Votes Do I Have?

Each holder of Common Stock is entitled to one vote per share of Common Stock. Holders of our Common Stock will vote together as a single class.

How Do I Vote?

Whether you plan to attend the Special Meeting or not, we urge you to vote by proxy. All Shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your Shares should be voted for or against each proposal. Except as set forth below, if you properly submit a proxy without giving specific voting instructions, your Shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Special Meeting. If your Shares are registered directly in your name through our stock transfer agent, Equiniti Trust Company, LLC, or you have stock certificates, you may vote:

• By Internet or by telephone. Follow the instructions you received to vote by Internet or telephone.

• By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your Shares voted, they will be voted as recommended by the Board.

If your Shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your Shares and can do so as follows:

• By Internet or by telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.

• By mail. You will receive instructions from your broker or other nominee explaining how to vote your Shares.

If you are a beneficial owner of Shares held in street name and do not provide the organization that holds your Shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your Shares may generally vote on routine matters, but cannot vote on non-routine matters.

How Does The Board Recommend That I Vote On The Proposals?

The Board recommends that you vote as follows:

• “FOR” the approval of the Existing Preferred Stock Issuance Proposal;

• “FOR” the approval of the STEPR Series F Issuance Proposal;

• “FOR” the approval of the Convertible Note Issuance Proposal;

• “FOR” the approval of the Warrants Issuance Proposal;

• “FOR” the approval of the 2023 Plan Amendment Proposal; and

• “FOR” the approval of the Reverse Stock Split Proposal.

If any other matter is presented, the proxy card provides that your Shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this Proxy Statement was printed, we knew of no matters that needed to be acted on at the Special Meeting, other than those discussed in this Proxy Statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Special Meeting. You may change or revoke your proxy in any one of the following ways:

• by signing a new proxy card and submitting it as instructed above;

• by re-voting by Internet or by telephone as instructed above - only your latest Internet or telephone vote will be counted;

• if your Shares are registered in your name, by notifying the Company’s Secretary in writing before the Special Meeting that you have revoked your proxy; or

• by attending the Special Meeting and voting; however, attending the Special Meeting will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What If I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold Shares in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” on the proxy card for each account to ensure that all of your Shares are voted.

What is a Broker Non-Vote?

If your Shares are held in a fiduciary capacity (typically referred to as being held in “street name”), you must instruct the organization that holds your Shares how to vote your Shares. If you sign your proxy card but do not provide instructions on how your broker should vote on “routine” proposals, your broker will vote your Shares as recommended by the Board. If you do not provide voting instructions, your Shares will not be voted on any “non-routine” proposals. This vote is called a “broker non-vote.”

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Existing Preferred Stock Issuance Proposal. The affirmative vote of a majority of the votes cast on the subject matter at the Special Meeting is required to approve this proposal. This means that the votes cast by the Stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. Abstentions and broker non-votes are not considered votes cast affirmatively or negatively and will have no effect on the outcome of this proposal.

Proposal 2: STEPR Series F Issuance Proposal. The affirmative vote of a majority of the votes cast on the subject matter at the Special Meeting is required to approve this proposal. This means that the votes cast by the Stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. Abstentions and broker non-votes are not considered votes cast affirmatively or negatively and will have no effect on the outcome of this proposal.

Proposal 3: Convertible Note Issuance Proposal. The affirmative vote of a majority of the votes cast on the subject matter at the Special Meeting is required to approve this proposal. This means that the votes cast by the Stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. Abstentions and broker non-votes are not considered votes cast affirmatively or negatively and will have no effect on the outcome of this proposal.

Proposal 4: Warrants Issuance Proposal. The affirmative vote of a majority of the votes cast on the subject matter at the Special Meeting is required to approve this proposal. This means that the votes cast by the Stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. Abstentions and broker non-votes are not considered votes cast affirmatively or negatively and will have no effect on the outcome of this proposal.

Proposal 5: 2023 Plan Amendment Proposal. The affirmative vote of a majority of the Shares present or represented by proxy and entitled to vote on the subject matter at the Special Meeting is required to approve this proposal. This means that the votes cast by the Stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. Abstentions and broker non-votes are not considered votes cast affirmatively or negatively and will have no effect on the outcome of this proposal.

Proposal 6: Reverse Stock Split Proposal. The affirmative vote of a majority of the votes cast at the Special Meeting is required to approve the grant of discretionary authority to the Company’s Board of Directors to amend the Certificate of Incorporation to effect one or more Reverse Stock Splits. Abstentions and broker non-votes are not deemed to be votes “cast” and, therefore, will have no effect on the outcome of this proposal.

What Constitutes a Quorum for the Special Meeting?

The presence, in person or by proxy, of the holders of thirty-three and one-third percent (33 1/3%) of the outstanding shares of each class or series of voting stock then entitled to vote at the Special Meeting shall constitute a quorum for the transaction of business at the Special Meeting.

Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

Inspector of Election

A representative from Broadridge has been engaged as our independent inspector of election to tabulate stockholder votes for the Special Meeting.

Householding of Special Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of our Proxy Statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the document to you if you write or call the Investor Relations department at Interactive Strength Inc., at 1005 Congress Avenue, Suite 925, Austin, TX 78701, telephone number (512) 885-0035, email: ir@interactivestrength.com. If you want to receive separate copies of the Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder.

Solicitation of Proxies

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card, and any additional solicitation materials furnished to Stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names Shares beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of Shares for their costs of forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

No Appraisal Rights

Stockholders do not have appraisal rights under Delaware law or the Company’s governing documents with respect to the matters to be voted upon at the Special Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock by (i) each person who, to our knowledge, owns more than 5% of our Common Stock (ii) our current directors and the named executive officers identified under the heading “Executive Compensation” and (iii) all of our current directors and executive officers as a group. We have determined beneficial ownership in accordance with applicable rules of the SEC, and the information reflected in the table below is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days after August 13, 2026 through the exercise of any option, warrant or right or through the conversion of any convertible security. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on the information furnished to us that each of the persons named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

The information set forth in the table below is based on 1,619,702 shares of our Common Stock issued and outstanding on August 13, 2026. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock subject to options, warrants, rights or other convertible securities held by that person that are currently exercisable or will be exercisable within 60 days after August 13, 2026. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the principal address of each of the Stockholders below is in care of Interactive Strength Inc., 1005 Congress Avenue, Suite 925, Austin, TX 78701. Our executive officers and directors, collectively, own less than one tenth of one percent (0.1%) of our shares outstanding.

Number of Shares Beneficially Owned (#)
Directors and Executive Officers
Trent Ward	-
Deepak M. Mulchandani	-
Aaron N. D. Weaver	-
Kirsten Bartok Touw	-
Caleb Morgret	-
David P. Leis	-
Benjamin Bartlett	-
All executive officers and directors as a group (7 individuals)	-

PROPOSAL ONE

APPROVAL OF THE EXISTING PREFERRED STOCK ISSUANCE PROPOSAL

General

The Company is seeking stockholder approval pursuant to Nasdaq Listing Rules 5635(a), 5635(b), 5635(c), and 5635(d) for the potential issuance of 20% or more of the outstanding shares of Common Stock upon the conversion or exchange of the Company’s Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock (consisting of Series D1, D2, and D3 Convertible Preferred Stock), and Series E Preferred Stock (collectively, the “Existing Preferred Stock”). Each series of Existing Preferred Stock was issued in connection with certain transactions described below and is convertible into shares of Common Stock, subject to the restriction that shares of Common Stock may not be issued upon conversion to the extent such issuance would exceed 19.99% of the outstanding shares of Common Stock or voting power as of the applicable issuance date without first obtaining stockholder approval under the applicable Nasdaq Listing Rules.

The description below is qualified in its entirety by reference to the full text of the applicable certificates of designation, acquisition agreements, and related transaction documents filed with the SEC.

If this proposal is approved, the future issuance of the shares of Common Stock pursuant to the conversions or exchange of the Existing Preferred Stock may allow us to be in compliance with new Nasdaq Listing Rule 5550(a)(6) which requires that the Common Stock have a market value of at least $5 million (the “$5 Million MVLS Rule”). New Nasdaq Listing Rule 5815(a)(1)(f) and new language in Nasdaq Listing Rule 5810(c)(1) state that if, for 30 consecutive business days, the Company does not comply with the $5 Million MVLS Rule, the Company will receive a delisting determination letter and the Common Stock will, shortly after the receipt of the delisting determination letter, be suspended from trading on the Nasdaq Stock Market. On July 29, 2026, the SEC received notices of intention to petition for review of the $5 Million MVLS Rule, which automatically stayed the rule’s effectiveness pending further SEC action. While the rule is not currently in effect, there is no prescribed timeline for the SEC to complete its review and the stay could be lifted at any time.

There can be no guarantee that even if the Company issues additional shares, the Company’s stock price will be sufficiently high, when multiplied by the number of shares outstanding, for the Company to comply with the $5 Million MVLS Rule, if the temporary stay is lifted and the rule takes effect.

Series A Preferred Stock

The Company’s Series A Preferred Stock was issued in a number of transactions in each of 2024 and 2025 in connection with the settlement of debt, conversion of warrants or dividends paid in kind. As of August 13, 2026, there were 4,483,289 shares of Series A Preferred Stock outstanding. The Series A Preferred Stock is currently convertible into shares of Common Stock at a conversion price of $3.597 per share, subject to adjustment. Currently, the maximum number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock is 2,492,793 shares, however, if the conversion price is adjusted, more shares may be issued in the future.

Series C Preferred Stock

The Company’s Series C Preferred Stock was issued in a number of transactions in each of 2024, 2025, and 2026 in connection with the settlement of debt and certain other liabilities or dividends paid in kind. As of August 13, 2026, there were 3,043,097 shares of Series C Preferred Stock outstanding. The Series C Preferred Stock is currently convertible into shares of Common Stock at a conversion price of $2,275 per share, subject to adjustment. Currently, the maximum number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock is 2,675 shares, however, if the conversion price is adjusted to a lower price, more shares may be issued in the future.

Series D Preferred Stock

On March 11, 2026, the Company completed its acquisition of Ergatta, Inc. (“Ergatta”) pursuant to the Agreement and Plan of Merger (the “Ergatta Merger Agreement”), by and among the Company, Ergatta, Ergatta Acquisition Corp. and Tom Aulet (the “Ergatta Merger”). As consideration for the Ergatta Merger, the Company issued shares of Series D1 Convertible Preferred Stock, Series D2 Convertible Preferred Stock, and Series D3 Convertible Preferred Stock (collectively, the “Series D Preferred Stock”) to the former stockholders and interest holders of Ergatta.

As of the date of this Proxy Statement, the Company has 4,749,974 shares of Series D1 Preferred Stock, 225,000 shares of Series D2 Preferred Stock, and 500,000 shares of Series D3 Preferred Stock outstanding. Each series of Series D Preferred Stock is convertible into shares of Common Stock subject to a scaling factor mechanism.

“D1 Scaling Factor” means the quotient obtained by dividing (i) the product of (A) 2026 Free Cash Flow (as defined in the Ergatta Merger Agreement) and (B) 3.3 by (ii) $9,500,000, provided that such quotient shall not be less than 0.5526 and shall not exceed 1.000.

“D2 Scaling Factor” means the quotient obtained by dividing (i) the product of (A) the amount by which 2026 Free Cash Flow (as defined in the Ergatta Merger Agreement) exceeds $2,878,788 and (B) 3.3 by (ii) $2,000,000, provided that such quotient shall not be less than 0.000 and shall not exceed 1.000.

“D3 Scaling Factor” means the quotient obtained by dividing (i) the product of (A) the amount by which 2027 Free Cash Flow (as defined in the Ergatta Merger Agreement) exceeds $3,500,000 and (B) 1.0 by (ii) $1,000,000, provided that such quotient shall not be less than 0.000 and shall not exceed 1.000.

The Series D Preferred Stock is currently convertible into shares of Common Stock at a conversion ratio of 0.63 common shares per share of preferred stock, subject to adjustment. Currently, the maximum number of shares of Common Stock issuable upon conversion of the Series D Preferred Stock is 3,943,201 shares, however, if the conversion price is adjusted to a lower price, more shares may be issued in the future.

Series E Preferred Stock

On July 1, 2025, the Company completed its acquisition of the entire issued share capital and loan notes of Wattbike (Holdings) Limited (“Wattbike”) pursuant to the Agreement for the Sale and Purchase of the Entire Issued Share Capital and Loan Notes of Wattbike (Holdings) Limited (the “Wattbike Purchase Agreement”). In connection with the Wattbike acquisition, the Company issued 1,300,000 shares of Series E Convertible Preferred Stock (the “Series E Preferred Stock”) to the shareholders of Wattbike identified on Schedule 1 to the Wattbike Purchase Agreement. Additional Earn-Out Shares may be issuable pursuant to the Wattbike Purchase Agreement.

The Series E Preferred Stock is currently convertible into shares of Common Stock at a conversion price of $6.393 per share, subject to adjustment. Currently, the maximum number of shares of Common Stock issuable upon conversion of the Series E Preferred Stock is 379,000 shares, however, if the conversion price is adjusted to a lower price, more shares may be issued in the future.

Stockholder Approval

The Company is seeking stockholder approval under Nasdaq Listing Rules 5635(a), 5635(b), 5635(c), and 5635(d) for the issuance of shares of Common Stock upon conversion or exchange of the Existing Preferred Stock in amounts that may exceed 19.99% of the outstanding Common Stock or voting power.

Nasdaq Listing Rule 5635(a) requires stockholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if the number of shares of common stock to be issued, or the number of shares of common stock into which the securities may be convertible or exercisable, equals or exceeds 20% of the number of shares of common stock or 20% of the voting power outstanding before the issuance, or if any officer, director, or substantial shareholder of the company has a 5% or greater interest in the company or assets to be acquired or in the consideration to be paid in the transaction, and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more.

Nasdaq Listing Rule 5635(b) requires stockholder approval when the issuance or potential issuance of securities will result in a change of control of the company. Generally, a change of control occurs when, as a result of the issuance, an investor or a group would own, or have the right to acquire, 20% or more of the outstanding shares of common stock or voting power and such ownership or voting power would be the largest ownership position.

Nasdaq Listing Rule 5635(c) requires stockholder approval in connection with certain transactions, other than public offerings, involving the sale, issuance, or potential issuance by the company of common stock (or securities convertible into or exercisable for common stock) to officers, directors, employees, or consultants at a price less than the market value of the stock.

Nasdaq Listing Rule 5635(d) requires stockholder approval for a transaction other than a public offering involving the sale, issuance, or potential issuance by a company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the lower of: (i) the Nasdaq Official Closing Price immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”). Provisions that could reduce a convertible security’s conversion or exercise price below the Minimum Price immediately before entering into the binding agreement cause the transaction to be viewed as a discounted issuance under Rule 5635(d).

Potential Adverse Effects — Dilution and Impact on Existing Stockholders

If this proposal is approved and the Existing Preferred Stock is converted into or exchanged for Common Stock, the ownership interests of existing stockholders will be significantly diluted. The issuance of shares of Common Stock upon conversion or exchange of the Existing Preferred Stock will increase the number of outstanding shares of Common Stock, which will dilute the percentage ownership of holders who do not hold Existing Preferred Stock. Such dilution may also adversely affect the market price of the Common Stock.

Vote Required

The affirmative vote of a majority of the votes cast on the subject matter at the Special Meeting is required to approve this proposal. Abstentions and broker non-votes are not considered votes cast affirmatively or negatively and will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE EXISTING PREFERRED STOCK ISSUANCE PROPOSAL.

PROPOSAL TWO

APPROVAL OF THE STEPR SERIES F ISSUANCE PROPOSAL

General

The Company is seeking stockholder approval pursuant to Nasdaq Listing Rules 5635(a), 5635(b), 5635(c), and 5635(d) for the potential issuance of 20% or more of the outstanding shares of Common Stock upon the conversion or exchange of the Company’s Series F Preferred Stock to be issued to the shareholders of STEPR, Inc. (“STEPR”) in connection with the Company’s proposed acquisition of STEPR as discussed below. As used herein, “Series F Preferred Stock” refers collectively to Series F-1 Non-Voting Convertible Preferred Stock, Series F-2 Non-Voting Convertible Preferred Stock, and Series F-3 Non-Voting Convertible Preferred Stock, each with a par value of $0.0001 per share, unless the context requires reference to a specific series.

The description of the STEPR acquisition and the Series F Preferred Stock set forth below is qualified in its entirety by reference to the Stock Purchase Agreement and the Form of Certificate of Designation for the Series F Preferred Stock, copies of which were filed as exhibits to the Company’s Current Report on Form 8-K filed with the SEC on July 9, 2026.

If this proposal is approved, the future issuance of the shares of Common Stock pursuant to the conversions or exchanges of the Series F Preferred Stock may allow us to be in compliance with the $5 Million MVLS Rule, if the temporary stay is lifted and the rule takes effect.

There can be no guarantee, however, that even if the Company issues additional shares, the Company’s stock price will be sufficiently high, when multiplied by the number of shares outstanding, for the Company to comply with the $5 Million MVLS Rule.

Background of the STEPR Acquisition

On July 7, 2026, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with STEPR, Inc., a Delaware corporation, STEPR PTY LTD – ACN 660 939 079, an Australian proprietary limited company (the “Seller”), and the indirect equity holders of STEPR, including Hayden Thorneycroft ATF the HG Thorneycroft Family Trust, Australian Fitness Supplies Pty Ltd, Hayden Thorneycroft, and Daniel Alenaddaf (collectively with the Seller, the “Seller Parties”).

Pursuant to the Purchase Agreement, the Company will acquire all of the issued and outstanding shares of capital stock of STEPR from the Seller in a secondary transaction and, immediately after that acquisition, purchase newly issued shares of STEPR in a primary transaction, subject to customary closing conditions.

Consideration

At the closing of the STEPR acquisition, in addition to cash consideration described below, the Company will issue to the Seller the following equity consideration (collectively, the “Equity Consideration”):

(i) $6,000,000 worth of Series F-1 Non-Voting Convertible Preferred Stock;

(ii) $10,500,000 worth of Series F-2 Non-Voting Convertible Preferred Stock; and

(iii) $2,500,000 worth of Series F-3 Non-Voting Convertible Preferred Stock.

In addition to the Equity Consideration, the Company will pay an initial cash contribution of $1,500,000 (net of advances previously made under a secured note) to STEPR for working capital purposes, and will repay up to $1,200,000 to Australian Fitness Supplies Pty Ltd to satisfy the outstanding balance of an identified obligation of STEPR. The Company will also advance up to $2,500,000 to STEPR following the closing for working capital purposes.

Description of the Series F Preferred Stock

Each series of Series F Preferred Stock is convertible into Common Stock at the applicable conversion price in accordance with and subject to the Certificate of Designation for Series F-1, Series F-2, and Series F-3 Preferred Stock, to be filed with the Delaware Secretary of State prior to closing. The conversion of the Series F Preferred Stock into Common Stock is subject to stockholder approval under the applicable Nasdaq Listing Rules, such that shares of Common Stock may not be issued upon conversion to the extent such issuance would exceed 19.99% of the outstanding Common Stock or voting power without first obtaining stockholder approval.

Scaling Factors. The amount of Equity Consideration ultimately issuable to the Seller Parties is subject to the following scaling factor mechanisms:

F1 Scaling Factor: The Series F-1 Equity Consideration is subject to an F1 Scaling Factor based on STEPR EBITDA from July 1, 2026 to June 30, 2027 (Year 1 EBITDA), with Year 1 EBITDA capped at $4,000,000 for the calculation. The F1 Scaling Factor has a minimum of 0.500 and a maximum of 1.000.

F2 Scaling Factor: The Series F-2 Equity Consideration is subject to an F2 Scaling Factor based on STEPR EBITDA from July 1, 2027 to June 30, 2028 (Year 2 EBITDA), with Year 2 EBITDA capped at $7,000,000 for the calculation. The F2 Scaling Factor may range from 0.000 to 1.000.

F3 Scaling Factor: The Series F-3 Equity Consideration is subject to an F3 Scaling Factor based on aggregate achieved points across synergy categories under an F3 Framework attached to the Purchase Agreement. The F3 Scaling Factor is determined once, as of the F3 measurement date, on the same timeline as the F2 Equity

Consideration. The F3 Scaling Factor may range from 0.000 to 1.000. The F3 Equity Consideration is not earned, converted, or issued on an interim basis and is not subject to employment-based forfeiture or leaver condition.

Additional Terms of the Purchase Agreement

The Purchase Agreement contains customary representations and warranties, covenants requiring ordinary course operation of STEPR before closing, exclusivity covenants, non-competition and non-solicitation covenants binding on supporting parties after closing, covenants to contribute and transfer certain assets to STEPR at or before closing, registration rights for common stock issuable upon conversion of the Equity Consideration, and short selling, hedging and standstill restrictions applicable to the Seller Parties.

The Company will have sole discretion over STEPR’s post-closing operations, subject to good faith and not taking or omitting action with the primary purpose of reducing Year 1 EBITDA, Year 2 EBITDA, or the value, conversion, timing, or liquidity of the Equity Consideration except as approved by the Seller representative. The Company will provide Year 1 and Year 2 EBITDA statements within 30 days after June 30, 2027 and June 30, 2028, respectively, and the Seller representative will have 45 days to object.

Stockholder Approval

The Company is seeking stockholder approval under Nasdaq Listing Rules 5635(a), 5635(b), 5635(c), and 5635(d) for the issuance of shares of Common Stock upon conversion or exchange of the Series F Preferred Stock in amounts that may exceed 19.99% of the outstanding Common Stock or voting power.

Potential Adverse Effects — Dilution and Impact on Existing Stockholders

If this proposal is approved and the Series F Preferred Stock is converted into or exchanged for Common Stock, the ownership interests of existing stockholders will be significantly diluted. The aggregate value of the Equity Consideration is up to $19,000,000 (assuming all scaling factors equal 1.000). The issuance of shares of Common Stock upon conversion or exchange of the Series F Preferred Stock will increase the number of outstanding shares of Common Stock, which will dilute the percentage ownership of holders who do not hold Series F Preferred Stock.

The maximum number of shares of Common Stock issuable upon conversion of all shares of Series F Preferred Stock is approximately 5,223,256 shares (assuming conversion at the applicable conversion prices and maximum scaling factors of 1.000), however, if the conversion price is adjusted to a lower price, more shares may be issued in the future.

Vote Required

The affirmative vote of a majority of the votes cast on the subject matter at the Special Meeting is required to approve this proposal. Abstentions and broker non-votes are not considered votes cast affirmatively or negatively and will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE STEPR SERIES F ISSUANCE PROPOSAL.

PROPOSAL THREE

APPROVAL OF THE CONVERTIBLE NOTE ISSUANCE PROPOSAL

General

The Company is seeking stockholder approval pursuant to Nasdaq Listing Rules 5635(a), 5635(b) and 5635(d) for the potential issuance of 20% or more of the outstanding shares of Common Stock upon the conversion or exchange of outstanding promissory notes that are convertible, or may become convertible, into Common Stock or into preferred stock that is convertible into Common Stock.

If this proposal is approved, the future issuance of the shares of Common Stock pursuant to the conversion of outstanding promissory notes may allow us to be in compliance with the $5 Million MVLS Rule, if the temporary stay is lifted and the rule takes effect.

There can be no guarantee, however, that even if the Company issues additional shares, the Company’s stock price will be sufficiently high, when multiplied by the number of shares outstanding, for the Company to comply with the $5 Million MVLS Rule.

The Company currently has outstanding convertible debt in the principal amount of $11.8 million, including accrued interest, with interest rates ranging from 5% to 12% and maturity dates from September of 2026 to July of 2027.

The amount owed includes incremental notes issued in 2025 and 2026 pursuant to the exercise of incremental warrants first issued in January 2025. The incremental notes, including all amounts owed pursuant to such notes (interest, make-whole amounts and any unpaid amounts pursuant to the transaction documents pursuant to which the incremental notes and incremental warrants were issued, are convertible into the number of shares of Common Stock equal to (x) 110% of the total amount owed divided by (y) conversion prices ranging from $3.597 per share to $2,695 per share (depending on the issuance date of each incremental note), subject to adjustment.

The incremental notes are also convertible (each, an “Alternate Conversion”) into shares of Common Stock at a conversion rate equal to the quotient of (x) the conversion amount, divided by (y) the Alternate Conversion Price (as defined below); provided, that if an event of default has occurred and is continuing, the incremental notes are convertible at a conversion rate equal to the quotient of (x) 110% of the amount owed divided by (y) the Alternate Conversion Price. The “Alternate Conversion Price” means the lower of (i) the applicable conversion price as in effect on the date of the Alternate Conversion, and (ii) the greater of (A) 118%, or, if an event of default has occurred and is continuing, 85%, of the lowest VWAP of the Common Stock during the ten consecutive trading day period ending and including the trading day immediately preceding the delivery of the applicable conversion notice, and (B) a floor price ranging from $0.6148 per share to $343 per share (depending on the issuance date of each incremental note), which are also subject to adjustment.

In addition, in June 2025, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with an entity affiliated with ATW Partners (“ATW”) and an entity affiliated with DWF Labs (“DWF”), pursuant to which the Company agreed to sell for $50 million, senior secured convertible exchangeable notes issued by the Company in the aggregate principal amount of $55.6 million, (the “June 2025 Convertible Exchangeable Notes”), which were both (a) convertible into shares of Common Stock and (b) exchangeable into the utility tokens and key medium of exchange on the Fetch.ai network (“FET”). In connection with the Purchase Agreement, the Company also entered into the following agreements: (a) a master netting agreement (the “Master Netting Agreement”); (b) a security and pledge agreement (with such agreement being entered into by the Treasury Subsidiary and acknowledged by the Company) (“Security and Pledge Agreement”); and (c) a backstop agreement (the “Backstop Agreement”).

In October 2025, due to a decrease in FET price, the collateral value was less than 150% of the Backstop Amount (as defined in the Backstop Agreement), and on October 10, 2025, the Company received, pursuant to the Security and Pledge Agreement, a "Top Off" notice from ATW related to the decrease in collateral value. In accordance with the terms of the Master Netting Agreement, ATW proceeded to sell the Company's tokens and then a portion of the collateral tokens until it had generated approximately $18.9 million. This amount satisfied the $22.2 million principal and accrued interest of the June 2025 Convertible Exchangeable notes held by ATW as of September 30, 2025. An unsecured Remainder Note (as defined in the Master Netting Agreement) in the amount of $3.0 million was issued to ATW to account for the reduction in principal amount as a result of the Netting provisions.

In connection with the decrease in FET price, an event of default occurred under the June 2025 Convertible Exchangeable Notes held by DWF. On December 9, 2025, the Company entered into a Final Netting Agreement (the “Final Netting Agreement”) with DWF and the entity affiliated with FET (“FET Entity”), pursuant to which DWF accelerated its June 2025 Convertible Exchangeable Notes in the amount of $33.3 million, triggered a Liquidation Event (as defined in the Master Netting Agreement) and conducted Liquidation Netting (as defined in the Master Netting Agreement), in accordance with the terms of the Master Netting Agreement.

Pursuant to the Final Netting Agreement, the Company caused the Custodian (as defined in the Master Netting Agreement) to deliver to DWF 82,972,910 Tokens securing the June 2025 Convertible Exchangeable Notes held by DWF. In addition, the Company issued to DWF a Remainder Note in the amount of $4.5 million as payment in full of the remaining principal amount as a result of the Final Netting Agreement.

Stockholder Approval

The Company is seeking stockholder approval under Nasdaq Listing Rules 5635(a), 5635(b) and 5635(d) for the issuance of shares of Common Stock upon conversion of the outstanding promissory notes in amounts that may exceed 19.99% of the outstanding Common Stock or voting power.

Potential Adverse Effects — Dilution and Impact on Existing Stockholders

If this proposal is approved and the outstanding convertible promissory notes are converted into or exchanged for Common Stock (whether directly or through intermediate conversion into preferred stock that is then converted into Common Stock), the ownership interests of existing stockholders will be diluted. The issuance of shares of Common Stock upon conversion or exchange of such notes will increase the number of outstanding shares of Common Stock, which will dilute the percentage ownership of existing holders.

Vote Required

The affirmative vote of a majority of the votes cast on the subject matter at the Special Meeting is required to approve this proposal. Abstentions and broker non-votes are not considered votes cast affirmatively or negatively and will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE CONVERTIBLE NOTE ISSUANCE PROPOSAL.

PROPOSAL FOUR

APPROVAL OF THE WARRANTS ISSUANCE PROPOSAL

General

The Company is seeking stockholder approval pursuant to Nasdaq Listing Rules 5635(b) and 5635(d) for the potential issuance of 20% or more of the outstanding shares of Common Stock upon the exercise or exchange of outstanding warrants.

If this proposal is approved, the future issuance of the shares of Common Stock pursuant to the exercise or exchange of outstanding warrants may allow us to be in compliance with the $5 Million MVLS Rule, if the temporary stay is lifted and the rule takes effect.

There can be no guarantee, however, that even if the Company issues additional shares, the Company’s stock price will be sufficiently high, when multiplied by the number of shares outstanding, for the Company to comply with the $5 Million MVLS Rule.

The Company currently has outstanding warrants to purchase 344,170 shares of Common Stock, at exercise prices ranging from $5.527 to $490,280 per share and with expiration dates ranging from May 2031 to July 2033.

Substantially all of the warrants were issued in connection with the issuance of the incremental notes discussed in connection with Proposal Three.

Stockholder Approval

The Company is seeking stockholder approval under Nasdaq Listing Rules 5635(b) and 5635(d) for the issuance of shares of Common Stock upon the exercise or exchange of the outstanding warrants in amounts that may exceed 19.99% of the outstanding Common Stock or voting power.

Potential Adverse Effects — Dilution and Impact on Existing Stockholders

If this proposal is approved and the outstanding warrants are exercised or exchanged for Common Stock, the ownership interests of existing stockholders will be diluted. The issuance of shares of Common Stock upon exercise or exchange of such warrants will increase the number of outstanding shares of Common Stock, which will dilute the percentage ownership of existing holders.

Vote Required

The affirmative vote of a majority of the votes cast on the subject matter at the Special Meeting is required to approve this proposal. Abstentions and broker non-votes are not considered votes cast affirmatively or negatively and will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE WARRANTS ISSUANCE PROPOSAL.

PROPOSAL FIVE

APPROVAL OF AMENDMENT TO THE COMPANY’S 2023 STOCK INCENTIVE PLAN TO ADD SHARES AND AN AUTOMATIC SHARE INCREASE PROVISION

General

The Company’s 2023 Stock Incentive Plan (the “2023 Plan” or the “Plan”) was approved by the Board of Directors on January 24, 2023 and by stockholders on January 26, 2023, and became effective upon the completion of the Company’s initial public offering. The purpose of the 2023 Plan is to attract and retain key personnel and to provide a means for directors, officers, employees, and consultants to acquire and maintain an interest in the Company, which interest may be measured by reference to the value of shares of Common Stock.

The Board of Directors has approved, subject to stockholder approval, an amendment to the 2023 Plan (the “Plan Amendment”) to (i) increase the number of shares of Common Stock reserved for issuance under the Plan by 5,000,000 shares and (ii) add an automatic share increase provision pursuant to which the number of shares reserved under the Plan will automatically increase by a number equal to 10% of the shares of Common Stock issued pursuant to conversions of the Series F Preferred Stock (consisting of Series F-1, Series F-2, and Series F-3 Non-Voting Convertible Preferred Stock). The proposed 2023 Plan Amendment is included as Appendix A to this proxy statement.

Proposed Amendment to Section 5(a) of the 2023 Plan

If this proposal is approved, Section 5(a) of the 2023 Plan would be amended to read as follows (new language indicated in brackets):

Section 5(a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued shares or treasury shares. The maximum aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed (i) 5,053,872 shares (the “Share Reserve”), plus (ii) the sum of any Returning Shares which become available from time to time, plus (iii) the sum of any Shares which, but for the termination of the Predecessor Plan immediately prior to the Effective Date, were at such time reserved and available for issuance under the Predecessor Plan but not issued or subject to outstanding awards, plus (iv) an annual increase on the first day of each calendar year for a period of not more than ten years beginning on January 1, 2024 and ending on (and including) January 1, 2032, in an amount equal to (x) five (5%) of the total number of Shares outstanding on the last day of the immediately preceding calendar year or (y) such lesser amount (including zero) that the Committee or Board determines for purposes of the annual increase for that calendar year, plus (v) 10% of the shares of Stock issued pursuant to conversions of the following outstanding shares of the Company’s preferred stock as of April 8, 2026: (a) 4,749,974 shares of Series D1 Convertible Preferred Stock outstanding as of April 8, 2026; (b) 1,000,000 shares of Series D2 Convertible Preferred Stock outstanding as of April 8, 2026; (c) 500,000 shares of Series D3 Convertible Preferred Stock outstanding as of April 8, 2026; and (d) 1,300,000 shares of Series E Convertible Preferred Stock outstanding as of April 8, 2026); plus (vi) 10% of the shares of Stock issued pursuant to conversions of the Company’s Series F-1 Non-Voting Convertible Preferred Stock, Series F-2 Non-Voting Convertible Preferred Stock, and Series F-3 Non-Voting Convertible Preferred Stock (collectively, the “Series F Preferred Stock”). Notwithstanding the foregoing, the number of Shares that may be delivered in the aggregate pursuant to the exercise of ISOs granted under the Plan shall not exceed five (5) times the number of Shares provided under clause (i) above plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan pursuant to Section 5(b), but nothing in this Section 5 will be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan. The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 12. The number of Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

Why the Company Needs Additional Shares

The Board believes that the Company’s ability to attract and retain qualified employees and other service providers is critical to its success and that equity-based compensation is a key component of the Company’s overall compensation program. The Board has determined that it is in the best interest of the Company and its stockholders to increase the number of shares available for issuance under the 2023 Plan in order to ensure sufficient capacity for future equity awards.

The automatic share increase provision tied to Series F conversions is designed to ensure that the Company maintains sufficient shares available for equity compensation following the expected dilution from the STEPR acquisition. As the Series F Preferred Stock converts into Common Stock, the resulting increase in outstanding shares could reduce the relative proportion of shares reserved under the Plan. The automatic increase provision helps maintain the Plan’s capacity to support the Company’s compensation and retention objectives.

Amendment and Termination of the Plan

The Board of Directors may amend, suspend or terminate the 2023 Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent.

U.S. Federal Income Tax Consequences

The following is a general summary of certain U.S. federal income tax consequences relating to awards granted under the Plan based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”). This summary does not purport to be complete and does not describe state, local or foreign tax consequences.

Incentive stock options generally are not taxable to the participant upon grant or exercise, provided certain holding period requirements are satisfied. Nonqualified stock options generally result in ordinary income to the participant at the time of exercise in an amount equal to the difference between the fair market value of the shares on the exercise date and the exercise price. Restricted stock and restricted stock units generally result in ordinary income to the participant when the shares are no longer subject to a substantial risk of forfeiture or when the units are settled. The Company generally will be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income, subject to applicable limitations under the Code.

Vote Required

The affirmative vote of a majority of the Shares present or represented by proxy and entitled to vote on the subject matter at the Special Meeting is required to approve this proposal. Abstentions and broker non-votes are not considered votes cast affirmatively or negatively and will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2023 STOCK INCENTIVE PLAN.

PROPOSAL SIX

GRANT OF AUTHORITY FOR ONE OR MORE REVERSE SPLITS

OF THE COMPANY’S COMMON STOCK

General

The Board of Directors is seeking stockholder approval to grant the Board discretionary authority to amend the Company’s Certificate of Incorporation to effect one or more consolidations of the issued and outstanding shares of Common Stock, pursuant to which the shares of Common Stock would be combined and reclassified into one share of Common Stock at a ratio within the range from 1-for-4 up to 1-for-100 (each, a “Reverse Stock Split”), provided that: (X) the Company shall not effect Reverse Stock Splits that, in the aggregate, exceed 1-for-100; and (Y) any Reverse Stock Split is completed no later than the first anniversary of the Record Date (i.e., no later than August 13, 2027).

If this proposal is approved, the Board would have discretionary authority to determine whether to implement a Reverse Stock Split, the specific ratio for any Reverse Stock Split within the approved range, and the timing of any Reverse Stock Split, subject to the constraints described above. The Board may elect not to implement a Reverse Stock Split even if stockholders approve this proposal. The Board may also determine to effect more than one Reverse Stock Split within the approved parameters. The Board believes that the flexibility to determine the specific ratio and timing of the Reverse Stock Split is in the best interests of the Company and its stockholders.

Approval of the proposal would permit (but not require) our Board of Directors to effect one or more reverse stock splits of our issued and outstanding Common Stock by a ratio of not less than 1-for-4 and not more than 1-for-100, with the exact ratio to be set at a number within this range as determined by our Board of Directors in its sole discretion, provided that (X) the Company shall not effect Reverse Stock Splits that, in the aggregate, exceed 1-for-100, and (Y) any Reverse Stock Split is completed no later than the first anniversary of the Record Date. We believe that enabling our Board of Directors to set the ratio within the stated range will allow the Company to have the flexibility to meet its obligations and provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our Stockholders. In determining a ratio, if any, our Board of Directors may consider, among other things, factors such as:

•
the number of shares of Common Stock the Company is obligated to issue or reserve pursuant to any convertible securities of the Company, including shares of convertible preferred stock;
•
the aggregate amount of shares that may be reserved under the 2023 Plan;
•
the initial or continuing listing requirements of various stock exchanges;
•
the historical trading price and trading volume of our Common Stock;
•
the number of shares of our Common Stock issued and outstanding;
•
the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock; and
•
prevailing general market and economic conditions.

Our Board reserves the right to elect to abandon a Reverse Stock Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that a Reverse Stock Split is no longer in the best interests of the Company and its Stockholders.

Depending on the ratio for the Reverse Stock Splits determined by our Board of Directors, if any, no less than four and no more than one hundred shares of existing Common Stock, as determined by our Board of Directors, will be combined into one share of Common Stock. The Company shall not effect Reverse Stock Splits that, in the aggregate, exceed 1-for-100. The Company shall pay Stockholders the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined. An amendment to our Certificate of Incorporation to effect a Reverse Stock Split, if any, will include only the reverse split ratio determined by our Board of Directors at that time to be in the best interests of our Stockholders.

Reasons for the Reverse Stock Splits

The Company’s primary reason for approving and recommending one or more Reverse Stock Splits is to: (1) satisfy the continued listing requirements of Nasdaq Capital Market; (2) make the Common Stock more attractive to certain institutional investors which would provide for a stronger investor base; and (3) decrease our Delaware annual franchise tax, which may be calculated based upon the number of issued shares. The Company intends to utilize one or more Reverse Stock Splits in order to meet its contractual obligations and retain enough flexibility for future corporate actions.

Reducing the number of issued shares of Common Stock may, absent other factors, increase the per share market price of the Common Stock. The Company believes that the Reverse Stock Splits may make its Common Stock more attractive to a broader range of investors, as it believes that the current market price of the Common Stock may prevent certain institutional investors, professional investors and other members of the investing public from purchasing stock. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Furthermore, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Common Stock can result in individual Stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. The Company believes that the Reverse Stock Splits will make the Common Stock a more attractive and cost effective investment for many investors, which in turn would enhance the liquidity of the holders of Common Stock.

Potential Consequences of the Reverse Stock Splits

However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Splits, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Splits or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after any Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before any Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after any Reverse Stock Split may be lower than the total market capitalization before such Reverse Stock Split. Moreover, because some investors may view the reverse stock split negatively, we cannot assure you that the reverse stock split will not adversely impact the market price of our common stock.

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the reverse stock split or the number of shares outstanding. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

While we believe that the reverse stock split will be sufficient to maintain our listing on The Nasdaq Stock Market, it is possible that, even if the reverse stock split results in a closing price for our common stock that exceeds $1.00 per share, we may not be able to continue to satisfy the other criteria for continued listing of our common stock on The Nasdaq Stock Market. In addition, as a Delaware corporation, we are required to pay an annual Delaware franchise tax which is calculated based upon several variables, including a company’s number of total outstanding shares as compared to the company’s number of authorized shares of capital stock. We believe that a decrease in the number of outstanding shares as a result of any Reverse Stock Split may decrease our annual Delaware franchise tax liability; however, no assurance can be given that the decrease in outstanding shares will decrease our annual Delaware franchise tax liability.

Procedure for Implementing a Reverse Stock Split

A Reverse Stock Split would become effective upon the filing or such later time as specified in the filing (the “Effective Time”) of a Certificate of Amendment to our Certificate of Incorporation with the Delaware Secretary of State. The form of a Certificate of Amendment to our Certificate of Incorporation effecting a Reverse Stock Split is attached hereto as Appendix B. The exact timing of the filing of the Certificate of Amendment that would effectuate the Reverse Stock Split would be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and our Stockholders. In addition, our Board would reserve the right, without further action by the Stockholders, to elect not to proceed with a Reverse Stock Split if, at any time prior to filing a Certificate of Amendment to the Company’s Certificate of Incorporation to effect a Reverse Stock Split, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our Stockholders to proceed with a Reverse Stock Split. Our Board will only have authority to file with the Delaware Secretary of State a Certificate of Amendment effecting a Reverse Stock Split within one year from the Record Date.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio for the Reverse Stock Splits determined by our Board, a minimum of four and a maximum of one hundred shares in aggregate of existing Common Stock will be combined into one new share of Common Stock. The table below, which except for the final column does not take into account the Stock Increase Amendment, illustrates the number of shares of Common Stock authorized for issuance following different Reverse Stock Splits, the approximate number of shares of Common Stock that would remain outstanding following each such Reverse Stock Split, and the number of unreserved shares of Common Stock available for future issuance following each such Reverse Stock Split. The examples in the table below for Reverse Stock Splits range from 1-for-4 to 1-for-100, which is the aggregate ratio allowed under this proposal. Any other ratios selected within such range would result in a number of shares of Common Stock issued and outstanding following the transaction between 13,804 and 345,099 shares. The information in the following table is based on 1,619,702 shares of Common Stock issued and outstanding as of August 13, 2026.

Proposed Ratio	Number of authorized shares of Common Stock	Approximate Number of Shares of Common Stock Issued and Outstanding Post-Reverse Stock Split	Approximate Number of Shares of Common Stock Available for Future Issuance
1-for-4	900,000,000	404,926	897,514,287
1-for-100	900,000,000	16,197	899,900,571

The actual number of shares of Common Stock issued and outstanding after giving effect to a Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio and the number of Reverse Stock Splits, if any, that are ultimately determined by our Board.

Any Reverse Stock Splits will affect all holders of our Common Stock uniformly and will not affect any Stockholder’s percentage ownership interest in the Company, except as described below in “Fractional Shares.” Record holders of Common Stock otherwise entitled to a fractional share as a result of a Reverse Stock Split will receive a full share rather than a fractional share.

In the event the Company effectuates one or more Reverse Stock Splits, the Company will be able to issue substantially more Common Stock. Future issuances of Common Stock or securities convertible into Common Stock will have a significant dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current Stockholders. If a Reverse Stock Split is effected, our Stockholders will experience significant dilution as a result of shares of Common Stock being issued pursuant to our outstanding convertible securities, including our outstanding convertible preferred stock. Further, due to our need to raise additional capital in order to fund continuing operations, our Stockholders will also experience significant dilution as a result of shares of Common Stock being issued in connection with future financings that the Company may complete.

The Reverse Stock Splits may result in some Stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below. After the Reverse Stock Splits, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. The bid and ask prices for our Common Stock will continue to be quoted on the Nasdaq Capital Market under the symbol “TRNR.”

After the effective time of the Reverse Stock Splits, the post-split market price of our Common Stock may be less than the pre-split price multiplied by the Reverse Stock Split ratio. In addition, a reduction in number of shares issued may impair the liquidity for our Common Stock, which may reduce the value of our Common Stock.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares of Common Stock following the implementation of the Reverse Stock Split(s), the Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act and the implementation of the proposed Reverse Stock Split(s) will not cause the Company to go private.

Authorized Shares of Common Stock

The Reverse Stock Splits will not change the number of authorized shares of the Company’s Common Stock under the Company’s Certificate of Incorporation. Because the number of issued and outstanding shares of Common Stock will decrease, the number of shares of Common Stock remaining available for issuance will increase. Currently, under our Certificate of Incorporation, our authorized capital stock consists of 900,000,000 shares of Common Stock. Please see “Reasons for the Reverse Stock Splits; Potential Consequences of the Reverse Stock Splits” for more information.

By increasing the number of authorized but unissued shares of Common Stock, the Reverse Stock Splits could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board. For example, it may be possible for the Board to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares of Common Stock to be issued to holders who might side with the Board in opposing a takeover bid that the Board determines is not in the best interests of the Company or its Stockholders. The Reverse Stock Split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the Reverse Stock Splits may limit the opportunity for the Company’s Stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Stock Splits may have the effect of permitting the Company’s current management, including the current Board, to retain its position, and place it in a better position to resist changes that the Company’s Stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board is not aware of any attempt to take control of the Company and the Board of Directors has not approved the Reverse Stock Splits with the intent that they be utilized as a type of anti-takeover device.

Beneficial Holders of Common Stock (i.e. Stockholders who hold in street name)

Upon the implementation of a Reverse Stock Split, we intend to treat shares held by Stockholders through a bank, broker, custodian or other nominee in the same manner as registered Stockholders whose shares of Common Stock are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect a Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered Stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. Stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These Stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares of Common Stock electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split Common Stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by our transfer agent after the effective time of the Stock Split. The letter of transmittal will contain instructions on how a Stockholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock (the “New Certificates”). No New Certificates will be issued to a Stockholder until such Stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No Stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock that they are entitled as a result of a Reverse Stock Split, subject to the treatment of fractional shares described below. Until surrendered, we will deem outstanding Old Certificates held by Stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split Common Stock to which these Stockholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

The Company expects that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. No service charges will be payable by holders of shares of Common Stock in connection with the exchange of certificates. All of such expenses will be borne by the Company.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Treatment of Fractional Shares

No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse Stock Split, we will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of our Common Stock on the Nasdaq during regular trading hours for the five consecutive trading days immediately preceding the effective date of the Reverse Stock Split (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split). After the Reverse Stock Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.

The Company does not expect the Reverse Stock Split and the pay out in cash fractional shares to result in a significant reduction in the number of record holders. The Company presently does not intend to seek any change in its status as a reporting company for federal securities law purposes, either before or after the Reverse Stock Split.

Effect of the Reverse Stock Split(s) on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, Convertible or Exchangeable Securities, and Preferred Stock.

Based upon the applicable Reverse Stock Split ratio determined by the Board of Directors, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares of Common Stock issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities, including any preferred stock, entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following such Reverse Stock Split as was the case immediately preceding such Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares of Common Stock reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Stock Split ratio determined by the Board, subject to our treatment of fractional shares. In the event of a Reverse Stock Split, the maximum number of shares that can be issued under the 2023 Plan (including the ISO share grant limit), the number of shares issued under the 2023 Plan and subject to each award, the exercise prices of outstanding awards, the maximum number of shares that are reserved under the 2023 Plan, and the number of shares available for issuance under the 2023 Plan, shall each be equitably and proportionately adjusted by the 2023 Plan Committee.

Accounting Matters

The proposed amendment to the Company’s Certificate of Incorporation will not affect the par value of our Common Stock per share, which will remain $0.0001 par value per share.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split(s) to holders of our Common Stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our Common Stock that is (i) a citizen or individual resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. In addition, it does not purport to address all aspects of federal income taxation that may be relevant to Stockholders in light of their particular circumstances or to any Stockholder that may be subject to special tax rules, including without limitation: (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split(s).

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this Proxy Statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split(s). There can be no assurance that the Internal Revenue Service will not take a contrary position to the tax consequences described herein or that such position will be sustained by a court. No opinion of counsel or ruling from the Internal Revenue Service has been obtained with respect to the U.S. federal income tax consequences of the Reverse Stock Split(s).

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT(S) IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

Based on the assumption that the Reverse Stock Split(s) will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(E) of the Code, and subject to the limitations and qualifications set forth in this discussion, the following is a general discussion of the U.S. federal income tax consequences relating to the Reverse Stock Split(s).

We believe that the Reverse Stock Split(s) should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a U.S. holder generally should not recognize gain or loss on the Reverse Stock Split(s). The aggregate tax basis of the post-split shares of Common Stock received should be equal to the aggregate tax basis of the pre-split shares of Common Stock exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares of Common Stock received will include the holding period of the pre-split shares of Common Stock exchanged. U.S. holders should consult their tax advisors as to the application of the foregoing rules where shares of our Common Stock were acquired at different times or at different prices.

A stockholder that, pursuant to the proposed Reverse Stock Split, receives cash in lieu of a fractional share of our Common Stock should be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A stockholder that, pursuant to the proposed Reverse Stock Split, receives cash in lieu of a fractional share of our Common Stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the stockholder’s aggregate adjusted tax basis in the shares of our Common Stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the stockholder’s holding period in the fractional share is one year or less as of the effective date of the Reverse Stock Split and long term if such holding period is more than one year. Special rules may apply to cause all or a portion of the cash received in lieu of a fractional share to be treated as dividend income with respect to certain stockholders who own more than a minimal amount of Common Stock (generally more than 1%) or who exercise some control over the affairs of the Company. Stockholders should consult their own tax advisors regarding the tax consequences to them of a payment for fractional shares.

Cash payments received by a U.S. holder of our Common Stock pursuant to the Reverse Stock Split(s) may be subject to information reporting, and may be subject to backup withholding if the U.S. holder fails to provide a valid taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of the person subject to backup withholding will be reduced by the amount of the tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the Internal Revenue Service.

No Appraisal Rights

Under Delaware law and our charter documents, holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to any Reverse Stock Splits.

Vote Required

The affirmative vote of a majority of the votes cast at the Special Meeting is required to approve this proposal. Abstentions and broker non-votes are not deemed to be votes “cast” and, therefore, will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE GRANT OF AUTHORITY FOR ONE OR MORE REVERSE SPLITS OF THE COMPANY’S COMMON STOCK.

OTHER MATTERS

Other Business

The Board of Directors knows of no other business to be presented at the Special Meeting. If any other matters properly come before the Special Meeting, it is intended that the persons named on the proxy card will vote the shares they represent in accordance with their best judgment.

Where You Can Find More Information About the Company

The Company files annual, quarterly, and current reports, proxy statements, and other information with the SEC. These filings are available to the public at the SEC’s website at www.sec.gov. You may also obtain copies of these filings, without charge, by contacting the Investor Relations department of Interactive Strength Inc., at 1005 Congress Avenue, Suite 925, Austin, TX 78701, telephone number (512) 885-0035, email: ir@interactivestrength.com.

Information on the Company’s website (www.interactivestrength.com) is not, and will not be deemed, a part of this Proxy Statement or incorporated into any other filings the Company makes with the SEC.

By order of the Board of Directors,

/s/ Trent A. Ward
Trent A. Ward
Chief Executive Officer

August 17, 2026

Austin, TX

APPENDIX A

AMENDMENT TO 2023 STOCK INCENTIVE PLAN

WHEREAS, Interactive Strength Inc., a Delaware corporation (the “Company”) currently maintains and sponsors the Interactive Strength Inc. 2023 Stock Incentive Plan (the “Plan”); and

WHEREAS, Section 22(b) of the Plan provides that the Board of Directors of the Company (“Board”) may amend the Plan from time to time; and

WHEREAS, the Board has determined it to be in its best interests to amend the Plan as set forth herein (the “Amendment”); and

NOW, THEREFORE, effective upon the Company’s Stockholders’ approval as set forth in Section 22(b) of the Plan, the following amendment to the Plan is hereby adopted:

1. Section 5(a) of the Plan shall be amended and restated to read as follows:

“Section 5(a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued shares or treasury shares. The maximum aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed (i) 5,053,872 shares (the “Share Reserve”), plus (ii) the sum of any Returning Shares which become available from time to time, plus (iii) the sum of any Shares which, but for the termination of the Predecessor Plan immediately prior to the Effective Date, were at such time reserved and available for issuance under the Predecessor Plan but not issued or subject to outstanding awards, plus (iv) an annual increase on the first day of each calendar year for a period of not more than ten years beginning on January 1, 2024 and ending on (and including) January 1, 2032, in an amount equal to (x) five (5%) of the total number of Shares outstanding on the last day of the immediately preceding calendar year or (y) such lesser amount (including zero) that the Committee or Board determines for purposes of the annual increase for that calendar year, plus (v) 10% of the shares of Stock issued pursuant to conversions of the following outstanding shares of the Company’s preferred stock as of April 8, 2026: (a) 4,749,974 shares of Series D1 Convertible Preferred Stock outstanding as of April 8, 2026; (b) 1,000,000 shares of Series D2 Convertible Preferred Stock outstanding as of April 8, 2026; (c) 500,000 shares of Series D3 Convertible Preferred Stock outstanding as of April 8, 2026; and (d) 1,300,000 shares of Series E Convertible Preferred Stock outstanding as of April 8, 2026); plus (vi) 10% of the shares of Stock issued pursuant to conversions of the Company’s Series F-1 Non-Voting Convertible Preferred Stock, Series F-2 Non-Voting Convertible Preferred Stock, and Series F-3 Non-Voting Convertible Preferred Stock (collectively, the “Series F Preferred Stock”). Notwithstanding the foregoing, the number of Shares that may be delivered in the aggregate pursuant to the exercise of ISOs granted under the Plan shall not exceed five (5) times the number of Shares provided under clause (i) above plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan pursuant to Section 5(b), but nothing in this Section 5 will be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan. The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 12. The number of Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

2. Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the ____ day of __________ 2026, on behalf of the Company.

By:
Name:
Title:

APPENDIX B

FORM OF CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION OF

INTERACTIVE STRENGTH INC.

Interactive Strength Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

1. The name of the corporation is Interactive Strength Inc.

2. The Certificate of Incorporation of the Corporation is hereby amended by adding the following paragraph to Article [___]:

“Upon the filing and effectiveness of this Certificate of Amendment with the Secretary of State of the State of Delaware (the “Effective Time”), every [___] shares of the Corporation’s Common Stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time shall be automatically combined into one (1) validly issued, fully paid, and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. In lieu of any fractional shares to which a stockholder would otherwise be entitled as a result of the Reverse Stock Split, the Corporation shall pay to such stockholder a cash amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing trading price of the Common Stock on The Nasdaq Capital Market on the trading day immediately preceding the date of the Effective Time. Each certificate or book-entry position that immediately prior to the Effective Time represented shares of Common Stock shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by such certificate or book-entry position shall have been combined, subject to the treatment of fractional shares as described above.”

3. This Certificate of Amendment has been duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4. This Certificate of Amendment shall become effective upon filing with the Secretary of State of the State of Delaware [or at such later time as specified herein: [___].

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer on this ___ day of ___________, 20__.

INTERACTIVE STRENGTH INC.

By: _________________________________

Name: [___]

Title: [___]

INTERACTIVE STRENGTH INC. 1005 CONGRESS AVE SUITE 925 AUSTIN, TX 78701 SCAN TO VIEW MATERIALS & VOTE TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: T03017-S47305 KEEP THIS PORTION FOR YOUR RECORDS VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY INTERACTIVE STRENGTH INC. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1. To approve, for purposes of Rules 5635(a), 5635(b), 5635(c), and 5635(d) of The Nasdaq Stock Market LLC ("Nasdaq"), the potential issuance of 20% or more of the outstanding shares of the Company’s Common Stock, par value $0.0001 per share (the "Common Stock"), upon the conversion or exchange of the Company’s Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock (Series D1, D2, and D3), and Series E Preferred Stock (the "Existing Preferred Stock Issuance Proposal"); 2. To approve, for purposes of Rules 5635(a), 5635(b), 5635(c), and 5635(d) of Nasdaq, the potential issuance of 20% or more of the outstanding shares of Common Stock upon the conversion or exchange of the Company’s Series F Preferred Stock (consisting of Series F-1, Series F-2, and Series F-3 Non-Voting Convertible Preferred Stock) to be issued to the shareholders of STEPR, Inc. pursuant to the Stock Purchase Agreement, dated July 7, 2026 (the "STEPR Series F Issuance Proposal"); 3. To approve, for purposes of Rules 5635(a), 5635(b), and 5635(d) of Nasdaq, the potential issuance of 20% or more of the outstanding shares of Common Stock upon the conversion or exchange of outstanding promissory notes (the "Convertible Note Issuance Proposal"); 4. To approve, for purposes of Rules 5635((b) and 5635(d) of Nasdaq, the potential issuance of 20% or more of the outstanding shares of Common Stock upon the conversion or exchange of outstanding warrants (the "Warrants Issuance Proposal"); For Against Abstain 5. To approve an amendment to the Company’s 2023 Stock Incentive Plan to (i) add 5 million shares to the plan and (ii) add an automatic share increase provision equal to 10% of the shares of Common Stock issued pursuant to conversions of the Series F Preferred Stock (the "2023 Plan Amendment Proposal"); 6. To grant discretionary authority to the Company’s Board of Directors (the "Board") to amend the Certificate of Incorporation to effect one or more consolidations of the issued and outstanding shares of Common Stock, pursuant to which the shares of Common Stock would be combined and reclassified into one share of Common Stock at a ratio within the range from 1-for-4 up to 1-for-100 (each, a "Reverse Stock Split"), provided that, (X) the Company shall not effect Reverse Stock Splits that, in the aggregate, exceed 1-for-100, and (Y) any Reverse Stock Split is completed no later than the first anniversary of the Record Date (as defined herein) (the "Reverse Stock Split Proposal"); and 7. To transact such other business as may be properly brought before the Special Meeting and any adjournments thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. T03018-S47305 INTERACTIVE STRENGTH INC. SPECIAL MEETING OF STOCKHOLDERS August 28, 2026 at 10:00 a.m. Central Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder(s) of Interactive Strength Inc. (the "Company") hereby revoking any proxy heretofore given, does hereby appoint Trent A. Ward and Caleb Morgret, and each of them, with full power to act alone, to represent the undersigned and vote all shares of common stock of the Company that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on August 28, 2026 at 10:00 a.m. Central Time, in person at 1005 Congress Avenue, Suite 925, Austin, TX 78701, and any and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present on the following proposals, each as described more fully in the accompanying proxy statement, and any other matters coming before said meeting. This proxy confers authority and shall be voted, for the election of directors, in accordance with the recommendation of the Board of Directors, unless a contrary instruction is indicated, in which case the proxy shall be voted in accordance with such instruction. This proxy confers discretionary authority to vote on any other matter, if any, presented at the meeting. This proxy shall be voted in accordance with the recommendations of the Board of Directors with respect to such others matters of proxy bearing a later date, or by attending the Special Meeting and voting in person. Continued and to be signed on reverse side